Global Healthcare REIT to Conduct Conference Call on November 25, 2014

Management to Discuss Third Quarter Financial Results

ATLANTA--(BUSINESS WIRE)— November 19, 2014-

Global Healthcare REIT, Inc. (the “Company” or “Global”) (GBCS) announced today that management will conduct a conference call for shareholders and interested parties to discuss the Company’s third quarter, the period ended September 30, 2014. The conference call will be at 10 a.m. ET on Tuesday, November 25, 2014.

Details are as follows:

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Call scheduled for 10 a.m. ET on Tuesday, November 25, 2014

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Dial-In Number (Domestic/Toll Free): 1-888-218-8172

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Dial-In Number (Toll/International): 1-913-312-1386

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Replay from 1 p.m. ET on November 25, 2014 until 11:59 p.m. ET on December 2, 2014, at (Toll-Free): 1-877-870-5176, (Toll/International): 1-858-384-5517. Replay pin number:  2232929

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Webcast URL: http://public.viavid.com/index.php?id=112091

About Global Healthcare REIT, Inc.

Global Healthcare REIT recently completed a reverse acquisition with Global Casinos, Inc. to acquire real estate properties primarily engaged in the healthcare industry, including skilled nursing homes, medical offices, hospitals and emergency care facilities. It intends to make a tax election in the future to take advantage of the tax incentives available to real estate investment trusts. As a REIT, the Company will not operate its healthcare facilities but rather will lease its properties under long term operating leases. It currently owns interest in 11 facilities and plans on acquiring more properties in the future.

Contact:

Global Healthcare REIT, Inc.
Ryan Scates, 404-549-4293
Corporate Secretary
ryan@gbcsreit.com